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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                     December 13, 1999 (November 30, 1999)

                            SAGENT TECHNOLOGY, INC.

             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                    ----------------------------------------------
                    (State or other jurisdiction of incorporation)


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
       333-71369                                           94-3225290
(Commission File Number)                       (IRS Employer Identification No.)
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           800 W. El Camino Real, Suite 300, Mountain View, CA 94040

         (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code (650) 493-7100

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Item 2. Acquisition or Disposition of Assets.

     On November 30, 1999, Sagent Technology, Inc., entered into a definitive agreement providing for the acquisition of Sagent Technology GmbH, its distributor in Germany. Under the terms of the agreement, Sagent Technology, Inc., will acquire all of the outstanding stock of Sagent Technology GmbH for approximately $2.4 million dollars.

     On November 30, 1999, Sagent Technology, Inc., entered into a definitive agreement providing for the acquisition of Sagent France S.A., its distributor in France. Under the terms of this agreement, Sagent Technology, Inc., will acquire all of the outstanding stock of Sagent France S.A. for 20,141 shares valued at approximately $400,000.

     These acquisitions are intended to be a tax-free reorganizations under
Section 368(a) of the Internal Revenue Code of 1986, as amended, and are intended to be treated as purchases for financial reporting purposes in accordance with generally accepted accounting principles.


Item 7. Financial Statements and Exhibits.

     The following financial statements and exhibits are filed as part of this report, where indicated.

     (a)  Financial statements of business acquired, prepared pursuant to Rule
          3.05 of Regulation S-X:

          The required financial statements for Sagent Technology, GmbH, and Sagent France, S.A., will be filed under cover of Form 8-K/A as soon as practicable, but not later than February 11, 2000.

     (b) Pro forma financial information is not required pursuant to Article 11 of Regulation S-X.

     (c)  Exhibits in accordance with Item 601 of Regulation S-K:


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Exhibits:
  2.1     Acquisition agreement dated November 30, 1999 between Sagent Technology, Inc.
          and Sagent Technology, GmbH.

  2.2     Acquisition agreement dated November 30, 1999 between Sagent Technology, Inc.
          and Sagent France.

 99.1     Press release dated December 1, 1999.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            SAGENT TECHNOLOGY, INC.
                                  (Registrant)

                              /s/ Virginia Walker


                                VIRGINIA WALKER
         Executive Vice President, Finance and Chief Financial Officer
                  (Principal Financial and Accounting Officer)


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                               INDEX TO EXHIBITS

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Number                                     Description
-------                                    -----------
  2.1     Acquisition agreement dated November 30, 1999 between Sagent Technology, Inc.
          and Sagent Technology, GmbH.

  2.2     Acquisition agreement dated November 30, 1999 between Sagent Technology, Inc.
          and Sagent France.

 99.1     Press release dated December 1, 1999.
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